Exhibit 10.3

Contract No. _____

Producer No. _____

HORMEL FOODS CORPORATION

COVER SHEET TO

HOG PROCUREMENT AGREEMENT

Hormel Foods Corporation	Producer:	TS Finishing, LLC
1 Hormel Place	Address:	1615 Golden Aspen Drive, #104
Austin MN 55912-3680		Ames, IA 50010

Designated delivery plant(s) [check one]:	Contact Person:	Glenn McClelland

☐ Austin MN	Home/Office No.:	(515) 598-4640

☐ Fremont NE	Cell No:

☒ Both Austin MN & Fremont NE	Fax No.:

	E-Mail Address:	gmmcclelland@M2 P2.com

READ YOUR AGREEMENT CAREFULLY. This cover sheet provides only a brief summary of your Agreement. This is not the Agreement and only the terms of the Agreement are legally binding. The Agreement itself sets forth, in detail, the rights and obligations of both you and us. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR AGREEMENT CAREFULLY.

ADDITIONAL CAPITAL INVESTMENT DISCLOSURE STATEMENT

Federal law requires disclosure that additional large capital investments may be required by you during the term of the Agreement.

MATERIAL RISK DISCLOSURE STATEMENT

Please carefully consider the following risk factors in addition to your personal animal husbandry skills, management skills, experience and knowledge before signing the Agreement.

SWINE PRODUCTION RISKS

•	Raising swine for profit depends on many factors. Performance under the terms of the Agreement does not ensure that you will make a profit. Your profitability is affected by numerous factors. Such factors include, but are not limited to, your own animal husbandry and management skills, herd health, adverse weather conditions, and catastrophic loss of facilities or hogs.
•	You bear all risks of production of market hogs until risk of loss passes to us at our plant as specified in Section 11 of the Agreement, and which plant is subject to change. Such risks include, but are not limited to, poor farrowing rates, disease, death loss, poor feed conversion, and sort loss.
•	While you may be excused from failure to deliver the agreed number of hogs under the “Force Majeure” circumstances described in the Agreement, hog health or diseases (unless the subject of a governmental mandate) and financial and market conditions do not constitute acceptable excuses.
•	As set forth in the Agreement, you are required to comply with the National Pork Board’s Pork Quality Assurance Plus® Program and Transport Quality Assurance® Program, and any other HACCP, animal care, or quality program that may be established by us or any governmental agency, or by any industry-accepted group, and any changes to such programs. Changes in such programs may impose more stringent requirements, with related increased compliance costs, than the program requirements in place prior to the change.
•	We must agree to any changes to certain aspects of your hog production operation as set forth in the Agreement.

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FINANCIAL RISKS

•	The Agreement is not a “cost plus” contract. This means that you are not assured of covering all of your costs of operation, or of earning a profit, by performing in accordance with the Agreement terms.
•	The Agreement requires you and us to agree to a specific supply arrangement for the entire term of the Agreement. This may not be the most beneficial way for you to market your hogs.
•	Financing of your swine production operation may exceed costs anticipated by you.
•	Failure to make payments to repay a third party lender that has financed your swine production operation may cause your third party lender to foreclose on your facilities or take other collection actions.
•	As set forth in the Agreement, you are required to indemnify and hold us harmless from all liabilities, damages, claims, judgments, costs and expenses in connection with your breach of the Agreement.
•	As a personal guarantor of the obligations under the Agreement, you may become personally liable to us for the payment and performance of all obligations owed to us under the terms of the Agreement.

REGULATORY RISKS

•	You are responsible for compliance of your hog production operation with all applicable federal, state and local laws and regulations. Any noncompliance exposes you to fines and other enforcement actions.
•	You are responsible for obtaining all necessary permits to legally operate your facilities. Failure to obtain such permits may result in enforcement actions being taken against you by regulatory agencies.
•	You are responsible for properly storing, handling and disposing of manure from your facilities and for odors emanating from your facilities. You are exposed to liability for odors and for any manure spills or contamination caused by improper storage, handling or disposal.
•	Your hogs may be quarantined or destroyed by government agencies if the hogs are found to be diseased.
•	You are responsible for disposal of all dead hogs. You could be exposed to liability if you fail to properly dispose of all dead hogs.
•	You are solely responsible for the operation and management of your hog production operation, including but not limited to proper animal care and handling, and compliance with all applicable federal, state and local laws and regulations, including criminal laws relating to mistreatment of animals.

PAYMENT RISKS

•	We may change the Contract Price calculation method under the circumstances set forth in the Agreement. While such changes are not intended to result in a different payment for your hogs, a comparison of prices before and after the change may be difficult or impossible, and such changes may mean that you are paid less for your hogs as compared to prior to the change.
•	Hogs delivered in excess of the agreed quantity will be accepted only at our sole discretion, and will be priced at the amount we specify, as further described in the Agreement.
•	If you deliver hogs that do not meet the requirements set forth in the Agreement, we may pay you less than the Contract Price for such hogs, and we may charge you for the costs that we incur because you delivered hogs that do not meet the requirements set forth in the Agreement.
•	If you are in default or amounts you owe us are past due, we may pay you less than amounts you are otherwise due by offsetting amounts you owe us.

TERMINATION RISKS

•	We may terminate the Agreement prior to expiration of the term of the Agreement if we stop harvesting hogs at the plant(s) designated for delivery of your hogs.
•	If you are in default, we have the right to pursue any and all remedies available to us at law or in equity. These remedies include any remedies granted to us under the Agreement.
•	If you are in default, you shall pay us damages in accordance with the Agreement.

YOUR RIGHT TO REVIEW AND CANCEL THE AGREEMENT

You may cancel the Agreement by mailing a written cancellation notice to us at the address set forth above by the earlier of (i) three business days following your receipt of the signed Agreement or (ii) ten business days after the

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effective date of the signed Agreement. The written notice of cancellation will be deemed mailed on the date of the postmark on the envelope.

VOLUNTARY AGREEMENT; NO GUARANTEE OF PROFIT

By initialing below, you acknowledge that: (i) you have read this cover sheet; (ii) you have voluntarily entered into the Agreement on your own accord; (iii) you have had adequate opportunity to consult with your own attorney and accountant regarding all legal, accounting and tax consequences of the Agreement; and (iv) we and our employees and agents make no representations or guarantees of any kind whatsoever regarding the consequences or profitability of the Agreement to you.

Your Initials:	Date:

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TABLE OF CONTENTS

1.	Definitions	1
	Actual Production Costs	1
	Additional Market Ledger Balances	1
	Additional Production Ledger Balances	1
	Contract Price	1
	Immediate Deductions	2
	Irrevocable Payment	2
	Market Ledger Balance	2
	Market Ledger Decrease	2
	Market Ledger Increase	2
	Market Margin Excess	2
	Market Price	2
	MP WPS Agreement	3
	Other M2 P2 Hog Procurement Agreements	3
	Production Ledger Balance	3
	Production Ledger Decrease	3
	Production Ledger Increase	3
	Production Margin Excess	3
	Production Matrix Costs	3
	Reporting Period	3
	Settlement Date	3
	Standard Cost	4
	TSF Note	4
2.	TERM; AUTO-RENEWAL	4
3.	ADDITIONAL CAPITAL INVESTMENT DISCLOSURE STATEMENT	4
4.	HOG QUANTITY	4
5.	PRICE	5
6.	HEDGING PROGRAM	8
7.	PRODUCER’S OBLIGATIONS	9
8.	HORMEL FOODS’ OBLIGATIONS	13
9.	DEFAULT	14
10.	PRIOR HOG PROCUREMENT AGREEMENTS AND AMENDMENTS SUPERSEDED	15
11.	TITLE AND RISK OF LOSS	15
12.	REMEDIES	15
13.	INDEMNITY	15
14.	RIGHT OF OFFSET	15

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15.	NO SECURITY INTERESTS OR LIENS IN HOGS	16
16.	FORCE MAJEURE	16
17.	ASSIGNMENT; BINDING EFFECT	16
18.	WAIVER	16
19.	RELATIONSHIP OF PARTIES	16
20.	SEVERABILITY	16
21.	SURVIVAL OF PROVISIONS	16
22.	ENTIRE AGREEMENT; AMENDMENT	17
23.	GOVERNING LAW	17
24.	AUTHORIZATION	17
25.	GUARANTY	17
26.	CERTIFICATION	18
27.	ARBITRATION	19
28.	VOLUNTARY AGREEMENT; NO GUARANTEE OF PROFIT	20

Attachments:
Schedule A	Standard Costs
Schedule B	Carcass Weight and Deduction Per Carcass
Exhibit A	Quality Assurance Program and Animal Care & Handling Program

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HORMEL FOODS CORPORATION

HOG PROCUREMENT AGREEMENT

This Hog Procurement Agreement (this “Agreement”) is made effective January 1, 2010 (the “Effective Date”), by and between TS Finishing, LLC (the “PRODUCER”) and Hormel Foods Corporation (“HORMEL FOODS”) (collectively the “Parties).

WHEREAS, this Agreement is intended to supersede the Hog Procurement Agreement dated as of October 6, 2003, and all amendments and modifications thereto, previously executed by the Parties once the period for cancelation under this Agreement has lapsed and this Agreement has not been canceled;

WHEREAS, in addition to executing this Agreement, PRODUCER, its parent company M2 P2, LLC (“M2 P2”), and HORMEL FOODS are executing a Sales Price Adjustment Addendum (the “Addendum”) to this Agreement;

WHEREAS, PRODUCER is a hog producer who is willing to sell hogs to HORMEL FOODS, and HORMEL FOODS is willing to purchase hogs from PRODUCER;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           DEFINITIONS.

(a)	When used in this Agreement, the following terms shall have the following meanings. Other terms not defined in this Section 1, shall have the meaning given to them in other sections of this Agreement.

“Actual Production Costs” means, for any Reporting Period, the total of all costs and expenses incurred by PRODUCER with respect to each closed lot of hogs sold under this Agreement, as reflected on the actual finished lot close out reports for such Reporting Period (determined in accordance with generally accepted accounting principles, consistently applied). Such costs shall be reduced by any cull sale proceeds received by PRODUCER.

“Additional Market Ledger Balances” means the then current market ledger balances of the Other M2 P2 Hog Procurement Agreements after adjustments have been made for the relevant Reporting Period.

“Additional Production Ledger Balances” means the then current production ledger balances of the Other M2 P2 Hog Procurement Agreements after adjustments have been made for the relevant Reporting Period.

“Contract Price” means the aggregate Market Price for market hogs delivered pursuant to this Agreement.

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“Immediate Deductions” means, reductions to the Contract Price as follows: (1) any offset as provided in Section 14 this Agreement; (2) as set forth in the subsection titled “Requirements for Delivered Hogs,” reductions to the contract price for (i) costs incurred by HORMEL FOODS for disposing of dead hogs, or (ii) reduction in the price paid to PRODUCER for fatigued or injured hogs and non-harvestable hogs; (3) any overpayment; and (4) any weight deduction calculated using the carcass weight and deduction table set forth in Schedule B.

“Irrevocable Payment” means payment that cannot be set aside or required to be returned for any reason, including recovery under the provisions of the Bankruptcy Code.

“Market Ledger Balance” means the initial amount of $ * aggregate amount of Market Ledger Increases and reduced by the aggregate amount of applicable Market Ledger Decreases. The Market Ledger Balance shall in no event be less than * .

“Market Ledger Decrease” means, calculated in the following order, for any Reporting Period: (1) the amount of the Market Margin Excess, if any, applied to reduce the Market Ledger Balance in accordance with Section 5(b) of this Agreement, (2) the amount of the Production Margin Excess, if any, applied to reduce the Market Ledger Balance in accordance with Section 5(b) of this Agreement, (3) any amounts applied to reduce the Market Ledger Balance in accordance with Section 5(b) of the Other M2 P2 Hog Procurement Agreements, and (4) any amounts applied to reduce the Market Ledger Balance in accordance with the terms of the Addendum.

“Market Ledger Increase” means, for any Reporting Period, the amount by which the Production Matrix Costs for such Reporting Period exceeds the Contract Price with respect to each closed lot of hogs. If PRODUCER has a hedge program as provided in Section 6, then a net hedging gain shall be added to, and a net hedging loss shall be subtracted from, the Contract Price with respect to each closed lot of hogs for the purposes of calculation under this definition.

“Market Margin Excess” means, for any Reporting Period, the amount by which the Contract Price with respect to each closed lot of hogs exceeds the Production Matrix Costs. If PRODUCER has a hedge program as provided in Section 6, then a net hedging gain shall be added to, and a net hedging loss shall be subtracted from, the Contract Price with respect to each closed lot of hogs for the purposes of calculation under this definition.

“Market Price” means a price per carcass cwt. equal to * % of the average value per carcass cwt. of the prior week’s (Monday — Friday) * . Such daily * are reported by * (“ * Report”). The * Report is available at * . If the * Report is discontinued by the reporting source, then the Parties will agree upon a substitute * Report of * from a third party industry source(s). If the reporting source changes the method of calculating the    *    reported in the * Report or if a substitute * Report uses a different method of calculating the * , then the Parties will agree upon a revised percentage to be used in the calculation of the    * . The revised percentage will provide a * that is equivalent to the * using the prior method of calculating the    *    . If the Parties cannot agree upon a revised percentage to be used in the calculation of the Market Price, either party may request dispute resolution pursuant to Section 27.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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“MP WPS Agreement” means the Weanling Pig Sales Agreement dated January 1, 2010 by and between PRODUCER and Mountain Prairie, LLC.

“Other M2 P2 Hog Procurement Agreements” means the Hog Procurement Agreement dated January 1, 2010 by and between and Midwest Finishing, LLC and HORMEL FOODS, and the Hog Procurement Agreement dated January 1, 2010 by and between MGM, LLC and HORMEL FOODS.

“Production Ledger Balance” means the initial sum of $ * plus, for each Reporting Period, Production Ledger Increases reduced by applicable Production Ledger Decreases. The Production Ledger Balance shall in no event be less than * .

“Production Ledger Decrease” means, for any Reporting Period, the amount of the Production Margin Excess, if any, for such Reporting Period applied to reduce the Production Ledger Balance in accordance with Section 5(b) of this Agreement.

“Production Ledger Increase” means, for any Reporting Period, the amount by which the Actual Production Costs for such Reporting Period exceed the Production Matrix Costs for such Reporting Period.

“Production Margin Excess” means, for any Reporting Period, the amount by which the Production Matrix Costs exceeds the Actual Production Costs.

“Production Matrix Costs” means, for any Reporting Period, the total aggregate Standard Costs incurred by PRODUCER with respect to each closed lot of hogs sold under this Agreement.

“Reporting Period” means each of the 4 week accounting periods during PRODUCER’s fiscal year.

“Settlement Date” means the first date following the end of the 3rd, 6th, 10th and 13th Reporting Period during Producer’s fiscal year on which all pricing determinations required to be made under this Agreement have been made for each month of that fiscal quarter, which date shall be no later than ten (10) days from the end of such fiscal quarter.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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“Standard Cost” means, for any Reporting Period, the standard cost per carcass cwt. of the market hogs sold under this Agreement during the Reporting Period as set forth in Schedule A. These standard costs shall be subject to review and adjustment in accordance with the procedures set forth in Schedule A. The intent of the Parties is that the Standard Cost (i) should reflect reasonable approximations of actual costs of production typically incurred by PRODUCER and its affiliates; and (ii) should be adjusted pursuant to Schedule A in a manner that maintains the economic benefit of the original bargain for both Parties. If the Parties cannot agree to any adjustment to the Standard Cost, either Party may initiate arbitration pursuant to Section 27.

“TSF Note” means the note dated January 1, 2010, executed by PRODUCER and payable to Hormel Financial Services Corporation in the original amount of $5,842,168.50.

2.           TERM; AUTO-RENEWAL.

(a)	The initial term of this Agreement commenced on the Effective Date and expires on October 5, 2018 (the “Initial Term”). This Agreement will automatically extend if neither party provides written notice of non-renewal at least two (2) years prior to October 5, 2018, subject to the exception in Section 2(c) below.

(b)	If this Agreement is not terminated on October 5, 2018, this Agreement shall continue and either party may terminate with two (2) years advance written notice, subject to the exception in Section 2(c) below (the “Extension Term”).

(c)	If there is a Market Ledger Balance or any Additional Market Ledger Balances at the end of the Initial Term or the Extension Term of this Agreement, this Agreement will automatically extend until such time as no such balances remain (the “Ledger Balance Extension Term”). During the Ledger Balance Extension Term, PRODUCER may terminate this Agreement at any time by providing written notice and making a cash payment to HORMEL FOODS that is sufficient to bring the Market Ledger Balance and the Additional Market Ledger Balances to zero ($0.00).

3.            ADDITIONAL CAPITAL INVESTMENT DISCLOSURE STATEMENT. Federal law requires disclosure that additional large capital investments may be required by PRODUCER during the Initial Term and/or Extension Term and/or Ledger Balance Extension Term of this Agreement.

4.            HOG QUANTITY.

(a)	Delivery Schedule. PRODUCER agrees to sell to HORMEL FOODS under this Agreement, and HORMEL FOODS agrees to buy, all of the market hogs produced by PRODUCER that are derived from the weanling pigs purchase by PRODUCER under the MP WPS Agreement. It is projected that PRODUCER

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will receive approximately   *    weanling pigs annually under the MP WPS Agreement.

(b)	Quantities. PRODUCER’s weekly quantities of hogs delivered must be as uniform as is possible. At the beginning of each quarter, PRODUCER shall provide HORMEL FOODS with an updated hog delivery schedule for the next twelve (12) weeks. In addition, PRODUCER shall provide HORMEL FOODS written notice of any significant changes in its scheduled market hog production as soon as PRODUCER identifies such changes.

5.            PRICE.

(a)	Information Reporting. For each Reporting Period PRODUCER shall submit to HORMEL FOODS a statement setting forth for such Reporting Period the following: (i) a report of the hedging activity conducted pursuant to Section 6, (ii) the Actual Production Costs and the Production Matrix Costs, (iii) the Production Margin Excess, if any, the Production Ledger Increase or the Production Ledger Decrease, as applicable, and the Production Ledger Balance (as of the beginning and as of the end of such Reporting Period), (iv) the Market Prices, (v) the Market Margin Excess, if any, the Market Ledger Increase or the Market Ledger Decrease, as applicable, and the Market Ledger Balance (as of the beginning and as of the end of such Reporting Period), and (v) a calculation of all amounts that are due or will become due under Section 5(b) for such Reporting Period together in each case with such supporting documents as may be reasonably requested by HORMEL FOODS. The report required by this Section shall be delivered to HORMEL FOODS within ten (10) days of the end the Reporting Period.

(b)	Payment. *

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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*

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission [Entire Page].

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 *

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission [Entire Page].

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*

(c)	Exclusion from Carcass Buying Program. The payments made pursuant to this Section 5 are inclusive of all premiums, deductions, and other payments pursuant to our carcass merit buying program in effect at the time of delivery (“Carcass Buying Program”). PRODUCER thus shall not be entitled to any premiums or other payments pursuant to HORMEL FOODS’ Carcass Buying Program. The Carcass Buying Program is subject to change in HORMEL FOODS sole discretion from time to time. If at any time the percentage of PRODUCER’s contract hogs that meet a target of grade * or less and * lbs. carcass weight is less than the average percentage for all of HORMEL FOODS’ other contracted hogs that meet HORMEL FOODS’ then current target in the Carcass Buying Program (currently the “red box” of grade * or less and * lbs. carcass weight), then the Parties shall negotiate in good faith a reduction of the Contract Price.

6.            HEDGING PROGRAM. PRODUCER (understanding that for the purposes of this provision PRODUCER includes M2 P2) may, with HORMEL FOODS’ prior approval,

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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implement a program to hedge the market hogs sold to HORMEL FOODS under this Agreement and grain fed to such hogs. The futures positions may include positions combined with those taken with other M2 P2 related entities. Each party in its discretion will determine whether to proceed with such a hedge program and on what terms, so that a hedge program will be implemented only as mutually agreed by the Parties. A net hedging gain attributable to the market hogs sold pursuant to this Agreement shall be added to, and a net hedging loss attributable to the market hogs sold pursuant to this Agreement shall be subtracted from, the Contract Price with respect to each closed lot of hogs sold to HORMEL FOODS under this Agreement during any Reporting Period for purposes of calculating the Market Margin Excess or the Market Ledger Increase. The Parties intend that the agreements and approvals provided for in this Section 6 shall be documented, but not necessarily in a writing signed by both Parties. A confirming letter, fax or e-mail that is not promptly objected to shall constitute agreement or approval. The allocation of all recognized gains and losses from futures positions the Parties have previously taken are hereby approved and ratified by both Parties.

7.            PRODUCER’S OBLIGATIONS.

(a)	Promise to Perform. PRODUCER agrees and understands that HORMEL FOODS’ payment of any sums required under this Agreement is made in reliance upon PRODUCER’S promise to perform all terms of this Agreement for the entire term of the contract.

(b)	Insurance. PRODUCER agrees to maintain insurance of the types and amounts that are typically carried by persons engaged in the hog production business, including without limitation commercial general liability, automobile liability, workers’ compensation and employers liability insurance. Insurance proceeds received by PRODUCER for dead or damaged pigs shall be taken into account in determining the Actual Production Costs. HORMEL FOODS understands that suffocation insurance on pigs is not typically carried by persons engaged in the hog production business at inception of this Agreement, and that PRODUCER is unlikely to carry such insurance.

(c)	Production Costs. PRODUCER’s production costs shall not differ materially from similar costs typically incurred by large producers producing hogs of a high quality, unless consented to in advance writing by HORMEL FOODS. PRODUCER shall provide HORMEL FOODS advance notice of contemplated significant changes in production practices, including without limitation significant changes in the use of feed additives or medications, implementation of new equipment or facilities, or any other change which has a material impact on production costs.

(d)	Records. PRODUCER shall maintain a set of books and records in accordance with generally accepted accounting principles as necessary to establish, as applicable, the components of (1) the Market Prices, (2) the Production Matrix Costs, (3) the Actual Production Costs, (4) the Market Ledger Balances, Market Ledger Increases and Market Ledger Decreases, (5) the Production Ledger

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Balance, Production Ledger Increases and Production Ledger Decreases, (6) any hedging activity, (7) the Market Margin Excesses, (8) the Production Margin Excesses, (9) all amounts required to calculate amounts due under Section 5 of this Agreement, and (10) all amounts required to calculate amounts due under the Addendum, in each case such detail as the Parties may agree from time to time. PRODUCER shall maintain such records for at least six (6) years after their creation. HORMEL FOODS shall have the right to inspect and to audit PRODUCER’s books and records from time to time during normal business hours upon reasonable prior notice.

(e)	Compliance with Laws Relevant To a Hog Production Operation. PRODUCER is solely responsible for the operation and management of its hog production operation, including but not limited to proper animal care and handling. PRODUCER is solely responsible for compliance of its hog production operation with all applicable federal, state and local laws and regulations, including criminal laws relating to mistreatment of animals. Examples include laws and regulations relating to permits to operate facilities, handling and disposal of manure, and disposal of dead hogs.

(f)	HORMEL FOODS’ Review and Approval of PRODUCER’S Operations. PRODUCER must allow HORMEL FOODS to review and approve the following aspects of its hog production operation at the commencement of this Agreement and any changes PRODUCER makes to these aspects:

(1)	A genetic program capable of producing lean, uniform sorted hogs that consistently meet HORMEL FOODS’ requirements;

(2)	Facilities to farrow and finish hogs year round and/or sources of weanling and/or feeder pigs;

(3)	A balanced nutritional swine diet where the hogs’ minimum requirements are met. All feed ingredients in the swine ration should contain only ingredients or products that are USDA/Food and Drug Administration (“FDA”) approved for use in food animals. The feeding program must also follow the Hormel Foods Carcass Buying Program on feeding of dried distiller’s grains with solubles (“DDGS”). HORMEL FOODS may in its sole discretion change the DDGS policy by providing written notice to PRODUCER;

(4)	A cost and recordkeeping system; and

(5)	A tracking system to comply with COOL (as defined in Section 7(g)(7) below).

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(g)	Requirements for Delivered Hogs. All hogs delivered by PRODUCER under this Agreement must be as follows:

(1)	Top quality, healthy and wholesome hogs that pass pre and post mortem inspection;

(2)	Free of foreign objects (e.g., needles);

(3)	Have a carcass weight of at least * pounds ( * lbs.) and not more than * ( * ) pounds;

(4)	Not crippled, lame, sick, overfilled or otherwise unmerchantable at time of delivery;

(5)	Handled by PRODUCER and transporters in such a manner so as to promote best animal care and handling;

(6)	PRODUCER is expected to have a veterinary-client-patient relationship (“VCPR”). PRODUCERS are required to follow the guidelines set forth in FDA’s published Compliance Policy Guide (“CPG”) 7125.37 (“Proper Drug Use and Residue Avoidance by Non-Veterinarians”).

(a)	PRODUCER understands HORMEL FOODS and USDA have the option to and expect to conduct random residue testing and any positives found are grounds for potential damages and arbitration pursuant to Section 27 of this Agreement;

(b)	In addition to minimum withdrawal requirements set forth by law, HORMEL FOODS requires a 14-day withdrawal on any tetracyclines prior to delivery of hogs to the delivery plant; and

(7)	Designed as exclusively having a “United States country of origin,” as such term is defined in the Agricultural Marketing Act of 1946, as amended, or similar legislation (referred to in this Agreement as “COOL”), and in accordance with any corresponding labeling or tracking requirements that HORMEL FOODS may require by written notice during the Initial Term or any subsequent Renewal Term of this Agreement.

If PRODUCER brings any hogs to the delivery plant that do not meet the above requirements, they will be handled according to the following procedures:

(8)	Dead Hogs. PRODUCER will be assessed the costs incurred by HORMEL FOODS for disposing of any dead hogs that are delivered by PRODUCER to the delivery plant. These costs will be deducted from the total price to be paid to PRODUCER. Please see HORMEL FOODS’ Carcass Buying Program regarding dead hogs, which policy may be

*Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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changed in HORMEL FOODS’ sole discretion by providing written notice to PRODUCER.

(9)	Fatigued or Injured Hogs. Fatigued or injured animals will be paid based on HORMEL FOODS’ Carcass Buying Program regarding fatigued or injured hogs, which policy may be changed in HORMEL FOODS’ sole discretion by providing written notice to PRODUCER.

(10)	Non-Harvestable Hogs. Non-harvestable hogs are live hogs that do not meet HORMEL FOODS’ or USDA’s requirements set forth in Section 7(g). Non-harvestable hogs must be segregated from all other hogs on any load brought to the delivery plant. Non-harvestable hogs will be paid based on HORMEL FOODS’ Carcass Buying Program regarding non-harvestable hogs. Please see HORMEL FOODS’ Carcass Buying Program regarding non-harvestable hogs, which policy may be changed in HORMEL FOODS’ sole discretion by providing written notice to PRODUCER.

(h)	Transportation and Delivery of Hogs. PRODUCER agrees to deliver hogs under this Agreement by:

(1)	Arranging transportation with transporters certified under the Transport Quality Assurance® (“TQASM”) Program of America’s Pork Producers, and incurring freight costs to deliver the hogs to the delivery plant(s) designated on the Delivery Schedule;

(2)	Delivering the hogs to a delivery plant other than the delivery plant(s) designated on the Delivery Schedule if so directed by HORMEL FOODS. HORMEL FOODS will pay PRODUCER for additional freight costs incurred by such delivery pursuant to HORMEL FOODS’ then current standard livestock freight schedule; and

(3)	Arranging delivery with HORMEL FOODS’ Hog Procurement personnel by Wednesday of the week prior to delivery, with specific delivery days and times to be determined by HORMEL FOODS. Early, late, Sunday and holiday deliveries will be required. Time is of the essence in the delivery of hogs under this Agreement.

(i)	HACCP; Quality Assurance Program and Animal Care & Handling Program. PRODUCER agrees that PRODUCER is subject to the requirements of the Quality Assurance Program and the Animal Care & Handling Program attached as Exhibit A. PRODUCER also agrees to the following:

(1)	To maintain certification of the National Pork Board’s Pork Quality Assurance Plus® Program (“PQA PlusSM”) and Transport Quality Assurance® Program (“TQASM”), a Hazard Analysis and Critical Control

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Points (“HACCP”) program, or the highest Level of such PQA Program and/or TQA Program established in the future within six months of the Program change establishing such Level. This includes the site assessment in the current PQA PlusSM Program for each location involved in supplying hogs to HORMEL FOODS, as well as any future assessment/third party audit that may be required through the Program or by HORMEL FOODS;

(2)	To comply with any HACCP or quality program established by HORMEL FOODS or any governmental agency, or by any industry-accepted group, and any change in such a program, within six months of the establishment of the program or the change;

(j)	Inspection of Hogs and Facilities; Inspection of Records. PRODUCER agrees to the following:

(1)	To allow HORMEL FOODS to inspect PRODUCER’S hogs and facilities during normal business hours on reasonable notice;

(2)	To demonstrate to HORMEL FOODS at all times the ability to produce hogs in the quantity and of the quality required during the term of this Agreement;

(3)	To demonstrate PRODUCER’S financial soundness to HORMEL FOODS at all times and provide evidence thereof to HORMEL FOODS upon request, including providing financial statements, production information, and written notice to HORMEL FOODS of any event of default by PRODUCER under any loan agreement with its lender(s).

8.            HORMEL FOODS’ OBLIGATIONS.

(a)	Payment for Hogs. HORMEL FOODS agrees to pay PRODUCER for contracted hogs as set forth in Section 5 for the entire term of this Agreement.

(b)	Inspection and weighing. HORMEL FOODS will inspect and weigh carcasses at HORMEL FOODS’ plant.

(c)	Records. HORMEL FOODS will keep all necessary records with respect to receipt, weighing and payment for all carcasses in accordance with HORMEL FOODS’ regular record retention and destruction schedule. HORMEL FOODS currently retain all P&L’s and checks for two years. Upon giving HORMEL FOODS reasonable notice, PRODUCER may inspect such records relating to its hogs during normal business hours at locations designated by HORMEL FOODS. HORMEL FOODS will supply at PRODUCER’S expense copies of such records as PRODUCER reasonably request.

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9.            DEFAULT.

(a)	Default. For purposes of this Agreement, a party is in “Default” if such party:

(1)	Breaches this Agreement and such breach remains uncured thirty (30) days after receipt from the non-defaulting party of a written notice specifying the breach;

(2)	Manifests an intention not to perform any material obligation under this Agreement (for example, delivering hogs or accepting hogs) or manifests an intention not to cure a material breach of this Agreement provided, however, that such manifestation shall only be deemed a Default if such party does not affirmatively state in writing that such party intends to perform all material obligations under this Agreement or intends to cure a material breach, as applicable, within five (5) business days after written receipt from the non-manifesting party of such manifested intention; or

(3)	Becomes insolvent, suspends or discontinues business operations, makes an assignment for the benefit of creditors, commences voluntary or has commenced against them involuntary bankruptcy proceedings, or voluntarily appoints or involuntarily has appointed a receiver or trustee of all or any part of their property.

(b)	Arbitration upon Default. The Parties agree that their sole remedy for any Default will be binding arbitration pursuant to Section 27 of this Agreement. The Parties further agree that their obligation to fully perform the terms of this Agreement shall not terminate in the event of a Default, but instead will continue unless and until this Agreement is terminated in accordance with the terms of Section 27(g) of this Agreement or is terminated in accordance with requirements of Section 2 of this Agreement.

(c)	Discontinuance of Harvest Operations at Plant. Notwithstanding anything in this Agreement to the contrary, if HORMEL FOODS discontinues harvesting hogs at both of the delivery plant designated in the Delivery Schedule, then HORMEL FOODS will at its option (1) terminate this Agreement by written notice to PRODUCER, or (2) notify PRODUCER of the new designated delivery plant(s) to which PRODUCER must deliver contracted hogs. HORMEL FOODS will pay PRODUCER for any additional freight costs incurred by such delivery pursuant to HORMEL FOODS’ then current standard livestock freight schedule. If HORMEL FOODS terminates this Agreement pursuant to this Section 9(c) then the Market Ledger Balance shall be adjusted to zero ($0.00) and no amounts shall be due and owning on such balance.

(d)	Termination following Execution. PRODUCER may cancel this Agreement by mailing a written cancellation notice to HORMEL FOODS at the address set forth below by the earlier of (i) three business days after PRODUCER’S receipt of the

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signed Agreement or (ii) ten business days after the Effective Date. The written notice of cancellation will be deemed mailed on the date of the postmark on the envelope. The written notice of cancellation should reference the Contract No. and Producer No. referenced in this Agreement.

Hormel Foods Corporation

c/o Pork Procurement Long Term Contract Administrator

1 Hormel Place

Austin MN 55912-3680

If PRODUCER cancels this Agreement according to the terms of this Section, PRODUCER understands and agrees that any prior agreement between the Parties or commitment by PRODUCER specifically including, but not limited to, filled CME lean hog futures positions and the Hog Procurement Agreement dated October 6, 2003, and all amendments and modifications thereof, executed by the Parties, will continue in full force and effect and PRODUCER’S obligations under such prior commitments and agreements will remain fully enforceable.

10.          PRIOR HOG PROCUREMENT AGREEMENTS AND AMENDMENTS SUPERSEDED. This Agreement supersedes the Hog Procurement Agreement dated October 6, 2003, by and between the Parties, and all amendments and modifications thereof. The superseded documents will be of no further force or effect after expiration of the term designated for cancellation of this Agreement identified in Section 9(d) and this Agreement has not been cancelled pursuant to that provision. This Agreement does not supersede any existing CME lean hog futures contracts that are currently filled from a prior agreement.

11.          TITLE AND RISK OF LOSS. The hogs supplied under this Agreement will be sold F.O.B. destination, and title to hogs and risk of loss of hogs pass from PRODUCER to HORMEL FOODS at HORMEL FOODS’ plant.

12.          REMEDIES. If the other party is in Default, the non-defaulting party will have the right to pursue any and all remedies available at law or in equity, including without limitation any remedies granted by this Agreement.

13.          INDEMNITY. Each party shall indemnify and hold the other party harmless for any and all liabilities, damages, claims, judgments, costs and expenses incurred by the other party in connection with such party’s breach of this Agreement. Such expenses shall include without limitation reasonable attorneys’ fees.

14.          RIGHT OF OFFSET. If PRODUCER is in Default, HORMEL FOODS may offset any amounts owed to HORMEL FOODS under the Sections titled “Indemnity” against any amounts otherwise due and owing to PRODUCER under this Agreement and any other agreement or transaction between the Parties until all such amounts owed to HORMEL FOODS have been satisfied.

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15.          NO SECURITY INTERESTS OR LIENS IN HOGS. PRODUCER represents to HORMEL FOODS that all hogs sold under this Agreement are free and clear of all security interests and liens of any kind whatsoever, except as specifically provided in a written notice received by HORMEL FOODS at least thirty (30) days prior to delivery of the hogs to HORMEL FOODS. If hogs sold under this Agreement are subject to any security interest or lien, HORMEL FOODS may make payments jointly to PRODUCER and the secured party or lien holder.

16.         FORCE MAJEURE. Neither Party will be liable for damages due to delay during any period of time when performance is commercially impossible because of a Force Majeure Event “Force Majeure Event” means strike or other labor difficulties, breakdown or damage to facilities, acts of war, acts of terrorism, pandemic human diseases, civil commotions, acts of any governmental authority, interference in telephone or electronic communications, fire, flood, windstorms, and similar causes beyond the reasonable control of the affected party. “Force Majeure Event” does not include hog health or diseases that affect the production of hogs unless they are the subject of a mandate by any governmental authority. “Force Majeure Event” also does not include financial or market conditions. A party claiming it is excused from performance by a Force Majeure Event must promptly provide the other party written notice of such Force Majeure Event and its estimated duration.

17.         ASSIGNMENT; BINDING EFFECT. PRODUCER does not have the right to assign this Agreement or any of its rights or obligations under this Agreement without HORMEL FOODS’ prior written consent. PRODUCER may, however, assign this Agreement or any of its rights hereunder to its lender(s) as collateral security for any loan. This Agreement will be binding on PRODUCER’S heirs, successors and permitted assigns and on HORMEL FOODS’ successors and assigns.

18.         WAIVER. Any breach of this Agreement or any right provided by this Agreement may be waived only in a writing signed by the waiving party. Any such waiver will not affect the validity of this Agreement, or the right of either party to thereafter enforce every provision of this Agreement. Any breach of this Agreement or any right provided by this Agreement may not be waived by any course of dealing or prior performance.

19.         RELATIONSHIP OF PARTIES. The Parties are independent contractors, with neither party in any way the legal representative or agent of the other party. Neither party has any right or authority to act for or bind the other party in any manner.

20.         SEVERABILITY. If any term or provision of this Agreement is held to be illegal or in conflict with any federal, state or local law or regulation, the validity of the remainder of this Agreement will not be affected. The rights and obligations of the Parties will be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid.

21.         SURVIVAL OF PROVISIONS. Any provisions of this Agreement that by their terms have or may have application after the expiration or termination of this Agreement will be deemed to the extent of such application to survive the expiration or termination of this Agreement. Examples of such provisions are the Sections titled “Remedies,” “Indemnity,”

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“Right of Offset,” “Entire Agreement,” “Amendment,” “Governing Law,” “Jurisdiction and Venue,” “Mediation,” and “Guaranty.”

22.         ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the documents, exhibits and instruments referred to herein and hereby incorporated by reference) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. Except as specifically addressed in Section 10, this Agreement supersedes any prior or contemporaneous oral or written agreement between the Parties relating to the hog production operation supplying hogs under this Agreement. This Agreement may be amended or supplemented only in writing by the Parties, and not by any course of dealing or prior performance.

23.         GOVERNING LAW. This Agreement and the rights of the Parties hereunder will be governed by and interpreted in accordance with the laws of the State of Iowa without regard to conflict of laws principles.

24.         AUTHORIZATION. Each party represents and warrants to the other party that it has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement. The individual signing this Agreement on each party’s behalf certifies that he/she is duly authorized to execute this Agreement on behalf of such party.

25.         GUARANTY. All of PRODUCER’s obligations under this Agreement are guaranteed by M2 P2 (the “M2 P2 Guarantor”) and all of PRODUCER’s obligations under this Agreement are guaranteed by Glenn McClelland (the “Limited Guarantor”) (the Limited Guarantor and the M2 P2 Guarantor are collectively the “Guarantors”). Notwithstanding anything to the contrary herein, the guaranty of the Limited Guarantor is limited to the maximum liability of $* and in no event shall HORMEL FOODS seek recovery from nor shall the Limited Guarantor have liability hereunder and/or under any other agreement with HORMEL FOODS, its parent company or any of its subsidiaries, affiliate or other related entity of HORMEL FOODS in excess of $*. Should the Limited Guarantor cease providing services to M2 P2, M2 P2 will nominate a person to take the place of and fulfill Limited Guarantor’s obligations under this Guaranty (the “Replacement Guarantor”). If HORMEL FOODS approves such Replacement Guarantor, such approval not to be unreasonably withheld, Replacement Guarantor will be released from this guaranty upon Replacement Guarantor’s execution of a guaranty, the substance and form of which are satisfactory to HORMEL FOODS. The Guarantors must execute this Agreement. In consideration of and as a material inducement to HORMEL FOODS to enter into this Agreement with PRODUCER (for purposes of this guaranty, “this Agreement” will include this Agreement and any modification, extension and amendment of this Agreement), the Guarantors agree as follows:

(a)	The Guarantors hereby guarantee that PRODUCER will satisfactorily perform under this Agreement in accordance with all the terms and conditions of the Agreement. If PRODUCER defaults in performance of its obligations under this Agreement, the Guarantors will be liable for any and all liabilities, losses, damages, claims, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) incurred by HORMEL FOODS in connection with

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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PRODUCER’S default, including any costs of collection from the Guarantors (including without limitation reasonable attorneys’ fees) incurred by HORMEL FOODS (the “Obligations”).

(b)	This guaranty is an absolute, unconditional and continuing guaranty and will terminate only on the satisfaction of each and every obligation of PRODUCER under this Agreement, including without limitation Irrevocable Payment and performance in full of the PRODUCER’s Obligations. If any payment is subsequently set aside or required to be returned for any reason, the Obligations to which such payment was applied shall be deemed to have continued in existence and this guaranty shall be enforceable as to such Obligations.

(c)	The Guarantors hereby expressly waive (1) all demands and notices of any kind with respect to any or all of the Obligations, whether provided for by agreement, law or otherwise; (2) any and all rights to cause a marshalling of the PRODUCER’s assets or to cause HORMEL FOODS to proceed against any security or other recourse it may have for the Obligations; and (3) any requirements that HORMEL FOODS institute any action or proceeding at law or in equity, or obtain any judgment, against PRODUCER or any other person, as a condition precedent to making demand on, or bringing an action or obtaining and/or enforcing a judgment against, the Guarantors upon this guaranty except that the Guarantors shall have the right to contest liability hereunder based on defenses to the Obligations in an action or proceeding at law or in equity.

(d)	This guaranty will inure to the benefit of HORMEL FOODS and its successors and assigns, and will be binding upon the Guarantors and their heirs, successors and assigns.

(e)	The Guarantors shall not exercise any right of subrogation until after Irrevocable Payment in full in cash of all of PRODUCER’s Obligations.

(f)	The Guarantors agrees that all disputes in any way related to this guaranty shall be arbitrated in accordance with Section 27 of this Agreement.

(g)	Any provisions of this Agreement which by their terms have or may have application to this Guaranty or the Guarantors will be deemed to the extent of such application to apply to this Guaranty and to the Guarantors. Examples of such provisions are the Sections titled “PRODUCER’S Obligations,” “Remedies,” “Indemnity,” “Right of Offset,” “Assignment/Binding Effect,” “Governing Law,” “Jurisdiction and Venue,” “Mediation,” “Authorization” and “Waiver of Jury Trial.”

26.         CERTIFICATION. The Parties intend that this Agreement comply with the provisions of the Minnesota Agricultural Contracts Law (Minnesota Statutes, Section 17.90 et. seq.). HORMEL FOODS intends to submit this Agreement for certification of compliance with the Minnesota Agricultural Contracts Law. The Parties determined to proceed with this Agreement

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prior to obtaining such certification and PRODUCER agrees to such non material amendments of this Agreement as may be reasonably requested by HORMEL FOODS in order to obtain such certification.

27.          ARBITRATION. The Parties agree that any Default or other dispute between them relating in any way to this Agreement shall be resolved by arbitration according to the following:

(a)	In order to initiate arbitration the initiating party must send the non-initiating party notice of its desire to arbitrate pursuant to this Section 27 (the “Initial Arbitration Notice”).

(b)	The Parties will have ten (10) days from the receipt of the Initial Arbitration Notice to mutually agree on one (1) private arbitrator.

(c)	If the Parties cannot mutually agree on a private arbitrator the initiating party must file an arbitration demand with the American Arbitration Association (the “AAA”). AAA arbitration must be conducted by one (1) arbitrator.

(d)	Any arbitration, whether conducted by a private arbitrator or an AAA arbitrator, shall be conducted in Ames, Iowa and shall be governed by the AAA’s Commercial Arbitration Rules then in effect as modified by the provisions of this Section 27.

(e)	The initial arbitration hearing must occur within one hundred and twenty (120) days of mailing the Initial Arbitration Notice.

(f)	Remedies available at the initial arbitration proceeding are limited to ordering that a breaching party specifically perform this Agreement and pay damages. Specifically, this Agreement may not be terminated at the initial arbitration proceeding. The arbitrator’s reasoned decision must be issued within thirty (30) days of the completion of the arbitration hearing. If the arbitrator determines that a party has breached this Agreement, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

(g)	If the arbitrator orders specific performance or damages at the initial arbitration proceeding and the required party does not specifically perform or pay damages the aggrieved party must return to the arbitrator to seek further relief. Remedies available at this further proceeding include another order of specific performance and an award of damages, or at this point, and only at this point, the arbitrator may terminate this Agreement and award damages. If the arbitrator determines that a party has not specifically performed or paid awarded damages, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. The arbitrator’s reasoned decision must be issued within thirty (30) days of the

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completion of the arbitration hearing. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

The Parties acknowledge that this Agreement is the product of extensive negotiation and that both parties were represented by counsel during such negotiations As such, PRODUCER has been given adequate opportunity to decline being bound by this Section 27. Further, PRODUCER acknowledges being familiar with the requirements of 7 U.S.C § 197c (2010) and affirmatively states that this Agreement is compliant with such provision.

28.         VOLUNTARY AGREEMENT; NO GUARANTEE OF PROFIT. By signing this Agreement, PRODUCER acknowledges that: (i) PRODUCER has voluntarily entered into this Agreement on PRODUCER’S own accord; (ii) PRODUCER has had adequate opportunity to consult with PRODUCER’S own attorney and accountant regarding all legal, accounting and tax consequences of this Agreement; and (iii) HORMEL FOODS and its employees and agents make no representations or guarantees of any kind whatsoever regarding the consequences or profitability of this Agreement to PRODUCER.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of this 30th day of July 2010.

HORMEL FOODS CORPORATION		TS FINISHING, LLC
(“HORMEL FOODS”)		(“PRODUCER”)

By:	/s/ Bruce R. Schweitzer	By:	/s/ Glenn McClelland

Print Name:	Bruce R. Schweitzer	Print Name:	Glenn McClelland

Title:	Vice Pres. Operations, Refrig. Foods	Title:	CEO M2 P2, LLC Manager

Date:	7/30/10	Date:	8/2/10

THE UNDERSIGNED GUARANTOR has signed this Agreement for the purpose of being bound by the guaranty contained in Section 25 of this Agreement and the arbitration provision found in Section 27 of this Agreement.

M2 P2, LLC

By:	/s/ Glenn McClelland

Name:	Glenn McClelland

Title:	Chief Executive Officer

THE UNDERSIGNED LIMITED GUARANTOR has signed this Agreement for the purpose of being bound by the guaranty contained in Section 25 of this Agreement and the arbitration provision found in Section 27 of this Agreement.

GLENN McCLELLAND

By:	/s/ Glenn McClelland

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SCHEDULE A

Standard Costs

[Begins on Next Page]

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FINISHING MATRIX

*

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission [Entire Page].

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*

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission [Entire Page].

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SCHEDULE B

The Contract Price for all contract hogs shall be reduced by a sort loss deduction calculated using the carcass weight and deduction per carcass cwt. set forth in the following table:

*

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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EXHIBIT A

Quality Assurance Program

and

Animal Care & Handling Program

Hormel Foods Corporation has established the following Quality Assurance Program, which includes recommended Animal Care and Handling Program (together, “Programs”) requirements. Every Producer supplying hogs, whether by written contract, verbal agreement, open market purchases, or negotiated purchases, to Hormel Foods Corporation is subject to the requirements of these Programs. Hormel Foods Corporation’s purchases of hogs from any Producer are expressly contingent upon that Producer’s compliance with these Programs.

1.          Quality Assurance Program

A.	Every Producer must demonstrate to Hormel Foods that all of its employees who handle hogs are certified in National Pork Board’s Pork Quality Assurance Plus® Program (PQA PlusSM) and Transport Quality Assurance® Program (TQASM) and will maintain certification during all time periods that Producer supplies hogs to Hormel Foods. Each Producer must certify to Hormel Foods that they are complying with this requirement, using the attached certification form.

B.	All of Producer’s sites raising hogs to be supplied to Hormel Foods must achieve Site Status, as defined by the PQA Plus Program, by the later of (i) December 31, 2009, or (ii) within 90 days of first delivering hogs to Hormel Foods.

C.	Every Producer that purchases weaned pigs or feeder pigs is responsible for ensuring that the weaned pig and feeder pig suppliers have established and maintain appropriate quality assurance programs, which includes an animal care & handling program.

2.           Animal Care & Handling Program

A.	Every Producer must establish and maintain an internal “Animal Care & Handling Program”. Such a program may include the following requirements:

i.	Producer should provide an animal care abuse reporting source (including a phone number with voice mail or an email address) where employees can report animal abuse or improper care. This contact information should be posted in all swine production facilities and in all locations where legal notices are usually posted for employees. In addition, the Producer should review and provide copies of this contact information to all employees on at least an annual basis.

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ii.	Producer should educate and train its employees on all Standard Operating Procedures which cover all animal care and handling points from the PQA Plus and TQA programs.

iii.	Producer’s employees should affirm that they have been educated, trained and understand the animal care and handling program.

iv.	Producer’s employees should affirm that they will not abuse animals or witness abuse without reporting it immediately.

v.	Producers should have a continuous training program in place.

vi.	Producer should conduct self-audits on a regular basis, and should consider having third-party audits conducted annually.

B.	All Producers under written contract are legally obligated to abide by Hormel Foods’ quality assurance programs, which includes an animal care & handling program. Hormel Foods also requires that any producers selling hogs under a verbal agreement, open market purchase, or negotiated purchase, also comply with Hormel Foods’ quality assurance programs. The actions of a Producer’s employees are solely the responsibility of that Producer. The Producer’s employees are expected to abide by the same rules and regulations that apply to the Producer. If after appropriate investigation, it is determined that the Producer’s employees violated these rules and regulations, Hormel Foods expects that appropriate disciplinary action will take place.

C.	Hormel Foods Corporation may review Producer’s Animal Care & Handling Program in the normal course of business. If Producer does not have an appropriate or acceptable Animal Care & Handling Program in place, this will be considered a Breach of any Hog Procurement Agreement between Hormel Foods and Producer. The Hog Procurement Agreement shall allow Producer a reasonable time to cure its Breach by implementing an acceptable Program.

D.	Every Producer that purchases weaned pigs or feeder pigs is responsible for ensuring that the weaned pig and feeder pig suppliers also have an appropriate animal care & handling program.

3.          Violation of Animal Care & Handling Program

A.	If Hormel Foods receives a report of inappropriate animal care involving Producer or a Producer’s employees, Hormel Foods will immediately conduct an investigation into the reported allegations. The Producer must cooperate with the investigation, with Hormel Foods Corporation, and with legal authorities.

B.	During the investigation, hog shipments from the suspected site will be suspended indefinitely. This suspension of shipments will not be deemed a breach of any written contract or verbal agreement by Hormel Foods.

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C.	If after appropriate investigation, Hormel Foods has reasonably determined that animals were wrongfully abused or handled in an inappropriate manner (inconsistent with industry standard practices), in violation of Hormel Foods’ quality assurance programs, which includes an animal care & handling program, this will be deemed a Default of any Hog Procurement Agreement or verbal agreement between Hormel Foods and Producer.

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Producer Certification

The undersigned Producer hereby certifies to Hormel Foods that:

1.	All of Producer’s employees who handle hogs have been certified in National Pork Board’s Pork Quality Assurance Plus® Program (PQA PlusSM) and Transport Quality Assurance® Program (TQASM);

2.	Producer will ensure that all new employees who handle hogs will be promptly certified in PQA Plus and TQA;

3.	Producer will ensure that all employees who handle hogs will maintain certification during all time periods that Producer supplies hogs to Hormel Foods; and

4.	All of Producer’s sites raising hogs to be supplied to Hormel Foods have achieved, by the later of (i) December 31, 2009, or (ii) within 90 days of first delivering hogs to Hormel Foods, Site Status as defined by the PQA Plus Program, and that all sites will maintain Site Status during all time periods that Producer supplies hogs to Hormel Foods.

Dated:	8/2/10	Signature:	/s/ Glenn McClelland

		Print Name:	Glenn McClelland

		Title:	CEO M2 P2, LLC Manager

Producer’s Legal Name and Address:

TS Finishing, LLC

1615 Golden Aspen Drive, #104

Ames, IA 50010

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